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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Homeland Holding Corporation on Forms S-8 (File Nos. 333-78693, 333-52267, 333-56387, and 333-61203) of our report dated April 5, 2002, on our audits of the consolidated financial statements of Homeland Holding Corporation and its subsidiaries as of December 29, 2001 and December 30, 2000 and for the 52 weeks ended December 29, 2001, December 30, 2000 and January 1, 2000, which report is included in this Annual Report on Form 10-K.





PRICEWATERHOUSECOOPERS LLP



April 12, 2002